Exhibit 5.1

April 12, 2012

Meritage Homes Corporation

17851 N. 85th Street, Suite 300

Scottsdale, Arizona 85255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) one or more series of the Company’s debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the “Guarantees”) by certain of the direct and indirect subsidiaries of the Company (the “Guarantors”); (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); and (iv) warrants to purchase Common Stock, Preferred Stock or units of two or more of such securities (the “Warrants” and, collectively with the Debt Securities, Guarantees, Common Stock and Preferred Stock, the “Securities”), in each case to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In our examination, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company or the Guarantors, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

Meritage Homes Corporation

April 12, 2012

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, the Guarantors and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate or other entity action proposed to be taken by the Company and the Guarantors based on the type of Security to be issued, including without limitation (i) the due authorization, execution and delivery of the Indenture(s), or supplemental indentures or authorizing resolutions pursuant to which the Debt Securities and Guarantees will be issued (the “Indenture”), (ii) the due establishment of the specific terms of the Debt Securities and Guarantees to be issued under the Indenture in accordance with the terms thereof, and (iii) the due authorization, execution and delivery of the warrant agreement(s) relating to the Warrants (the “Warrant Agreement”), as the case may be, each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by Current Reports on Form 8-K, we are of the opinion that:

1. With respect to the Debt Securities, when the Debt Securities shall have been duly authorized, executed, authenticated and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Guarantees, upon the completion of all Requisite Actions (as defined below) relating to the Guarantees by the applicable Guarantor(s), the issuance of the Guarantees will be duly authorized, and when the Guarantees have been duly executed and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, and when the Debt Securities relating to such Guarantees have been duly executed, authorized, authenticated and delivered in accordance with the terms of the applicable Indenture, the Guarantees will be valid and binding obligations of the applicable Guarantor(s), enforceable against the applicable Guarantor(s) in accordance with their terms.

Meritage Homes Corporation

April 12, 2012

3. With respect to the Warrants, upon completion of all Requisite Actions relating to the Warrants by the Company, the Warrants or certificates representing the Warrants will be duly authorized, and when the Warrants or certificates representing the Warrants have been executed, countersigned, registered and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A. We have assumed that, at or prior to the time of the delivery of any Security:

i. the Board of Directors of the Company and the authorized governing bodies of the Guarantors, as applicable, shall have duly established the terms of such Security, and the Board of Directors of the Company and the authorized governing bodies of the Guarantors, as applicable, and if necessary the stockholders of the Company and the equity holders of the Guarantors, as applicable, shall have duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with applicable law, the Articles of Incorporation and bylaws of the Company and the constituent instruments of the Guarantors, as applicable, each as amended through such time, and such authorizations shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization) (collectively, the “Requisite Actions”);

ii. the Registration Statement, and any amendments thereto (including post-effective amendments) shall have been filed under the Securities Act and the effectiveness thereof upon such filing shall not have been terminated or rescinded;

iii. a preliminary prospectus supplement, a final prospectus supplement and one or more free writing prospectuses (collectively, the “Offering Documents”) shall be prepared and duly filed with the Commission describing the Securities offered thereby;

iv. the terms of the Securities shall not violate any applicable law, any debt securities of the Company or any of the Guarantors or result in a default or breach of any agreement binding upon the Company or any of the Guarantors, and shall comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company or any of the Guarantors;

Meritage Homes Corporation

April 12, 2012

v. all Securities shall be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Offering Documents and there shall not have occurred any change in law affecting the validity or enforceability of such Securities;

vi. with respect to Debt Securities and Guarantees, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed) and, if the Debt Securities or Guarantees are secured by collateral, the provisions of such collateral arrangements comply with the TIA; and

vii. in the case of an Indenture, Warrant Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the opinions rendered herein.

B. Our opinions set forth above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. With respect to such opinions, we express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights; (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; or (z) provisions purporting to grant a power of attorney.

C. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Offering Documents) and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Meritage Homes Corporation

April 12, 2012

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ SNELL & WILMER L.L.P.